                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                     CANTEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                     CANTEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount previously paid:
         -----------------------------------------------------------------------
     2)  Form, schedule or registration statement No.:
         -----------------------------------------------------------------------
     3)  Filing party:
         -----------------------------------------------------------------------
     4)  Date filed:
         -----------------------------------------------------------------------

                            CANTEL INDUSTRIES, INC.
                               1135 BROAD STREET
                           CLIFTON, NEW JERSEY 07013

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of CANTEL INDUSTRIES, INC. ("Cantel" or the "Company"), will be held at The Harmonie Club, 4 East 60th Street, New York, New York on Tuesday, April 27, 1999 at 10:00 a.m., for the following purposes:

        1. To elect three (3) directors to serve a term of three (3) years. (Proposal 1)

        2. To approve and adopt a new stock option plan to be designated the 1998 Directors' Stock Option Plan. (Proposal 2)

        3. To amend the Company's 1997 Employee Stock Option Plan to increase the number of shares reserved for issuance and available for grant thereunder from 200,000 to 400,000. (Proposal 3)

        4. To approve and ratify three stock options, each to purchase 50,000 shares of the Company's Common Stock, granted to the Company's Chairman of the Board during the period October 1996 through October 1998. (Proposal 4)

        5. To amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock from 7,500,000 to 12,000,000 shares. (Proposal 5)

        6. To consider the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 31, 1999. (Proposal 6)

        7. To transact such other business as may properly be brought before the Meeting.

    Only stockholders of record at the close of business on March 29, 1999 are entitled to notice of, and to vote at, the Meeting or any adjournment thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 1998 is being mailed to stockholders together with the mailing of this proxy statement and the enclosed proxy.

    You are cordially invited to attend the Meeting. If you do not plan to be present, kindly fill in, date and sign the accompanying proxy exactly as your name appears on your stock certificates and mail it promptly in the enclosed return envelope to assure that your shares are represented and your vote can be recorded. This may save the Company the expense of further proxy solicitation.

                                          By order of the Board of Directors

                                          Darwin C. Dornbush
                                          Secretary

                            CANTEL INDUSTRIES, INC.
                               1135 BROAD STREET
                           CLIFTON, NEW JERSEY 07013

                                PROXY STATEMENT

    The enclosed proxy is solicited by the Board of Directors of Cantel Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 27, 1999 at 10:00 a.m. at The Harmonie Club, 4 East 60th Street, New York, New York, and at any and all adjournments thereof. This Proxy Statement and form of proxy are being mailed to stockholders on or about April 1, 1999.

    As of March 29, 1999, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were 4,382,268 outstanding shares of Common Stock, which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.

    Properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the election of each of the three management nominees for election as directors and in favor of the other proposals described herein.

    The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board know of any other matters which may come before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

    IT IS DESIRABLE THAT AS LARGE A PERCENTAGE AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. Any proxy given pursuant to this solicitation may be revoked at any time prior to its use at the Meeting, by delivery to the Secretary of the Company of a written notice of revocation, by submission of a later dated and properly executed proxy, or by voting in person at the Meeting. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy.

    Only stockholders of record at the close of business on March 29, 1999 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

    The Company's by-laws provide that stockholders holding one-third of the shares of Common Stock entitled to vote shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for the approval of Proposals 2, 3 and 6. The affirmative vote of a majority of the total votes cast in person or by proxy is necessary for the approval of Proposal 4. The affirmative vote of a majority of all the outstanding shares of Common Stock entitled to vote is necessaary for the approval of Proposal 5. Votes at the Annual Meeting will be tabulated by an independent inspector of election appointed by the Company or the Company's transfer agent.

    As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. As the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy is necessary for the approval of Proposals 2, 3 and 6, an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote. As the affirmative vote of a majority of the total votes cast in person or by proxy is necessary for the approval of Proposal 4, an abstention and "broker non-votes" will have no effect on the outcome of the vote. As the affirmative vote of a majority of all of the issued and outstanding shares of Common Stock is required for the approval of Proposal 5, abstentions and "broker non-votes" will have the same effect as negative votes.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

GENERAL

    Three directors of the Company are to be elected at the Annual Meeting to serve a three-year term expiring at the 2001 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Management has nominated Charles M. Diker, Alan J. Hirschfield and Bruce Slovin for election as directors. Unless authority to vote for the election of management's nominees is withheld, the enclosed proxy will be voted for the election of said nominees. Each of the nominees currently serves as a director of the Company, and has consented to be named a nominee in the Proxy Statement and to continue serving as a director if elected. While management has no reason to believe that any of the nominees will not be available as a candidate, should such situation arise, proxies given to management will be voted for the election of another person as a director.

NOMINEES FOR DIRECTORS

TERMS EXPIRING AT 2001                                                                                            DIRECTOR
ANNUAL MEETING OF STOCKHOLDERS                                                                          AGE         SINCE
--------------------------------------------------------------------------------------------------      ---      -----------
Charles M. Diker..................................................................................          64         1985
  Chairman of the Board of the Company and
  Non-Managing Principal of Weiss, Peck & Greer

Alan J. Hirschfield...............................................................................          63         1986
  Vice Chairman of the Board of the Company and Co-Chairman and Co-Chief Executive Officer of Data
  Broadcasting Corp.

Bruce Slovin......................................................................................          63         1986
  President of McAndrews & Forbes Holdings Inc. and President of Revlon Group, Inc.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE


TERMS EXPIRING AT 1999
ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------------------------

James P. Reilly...................................................................................          58         1989
  President and Chief Executive Officer of the Company

Robert L. Barbanell...............................................................................          68         1994
  President of Robert L. Barbanell Associates, Inc.

TERMS EXPIRING AT 2000
ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------------------------

Darwin C. Dornbush, Esq...........................................................................          69         1963
  Partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP

Morris W. Offit...................................................................................          62         1986
  Chief Executive Officer of OFFITBANK

John W. Rowe, M.D.................................................................................          54         1998
  President and Chief Executive Officer of Mount Sinai-NYU Medical Center and Health System

BUSINESS EXPERIENCE OF DIRECTORS

    Mr. Diker has served as Chairman of the Board of the Company since April 1986. He is a private investor and a non-managing principal of Weiss, Peck & Greer, an investment management company. Mr. Diker is also a director of AMF Bowling, Inc. (NYSE), an owner and operator of bowling centers and a manufacturer of bowling equipment, BeautiControl Cosmetics, Inc. (NASDAQ), a manufacturer of cosmetics marketed by direct sales, International Specialty Products (NYSE), a specialty chemical company, Data Broadcasting Corp. (NASDAQ), a communication services and technology company, and Chyron Corporation (NYSE), a designer and manufacturer of video equipment and software for the television industry.

    Mr. Hirschfield has served as Vice Chairman of the Board of the Company since January 1988. Since July 1992, he has served as Co-Chairman and Co-Chief Executive Officer of Data Broadcasting Corp. (NASDAQ), a communication services and technology company. Mr. Hirschfield is also a director of Chyron Corporation
(NYSE), a designer and manufacturer of video equipment and software for the television industry, and a director of an Internet financial site known as CBS MarketWatch.com (NASDAQ).

    Mr. Barbanell has served as President of Robert L. Barbanell Associates, Inc., a financial consulting company, since July 1994. From September 1981 to June 1994, Mr. Barbanell was employed in various capacities by Bankers Trust New York Corporation, most recently as Managing Director of the European Merchant Bank of Bankers Trust International PLC. Mr. Barbanell is also a director of Marine Drilling Companies, Inc. (NASDAQ), a drilling contractor, a director of Kaye Group Inc. (NASDAQ), an insurance brokerage and insurance underwriting company, and a director of Sentry Technology Corporation (AMEX), a security products company.

    Mr. Dornbush has served as Secretary of the Company since July 1990. He has been a partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP, general counsel to the Company, for more than the past five years. Mr. Dornbush is also a director of Benihana, Inc. (NASDAQ), a company which operates Japanese style restaurants.

    Mr. Offit has served as Chief Executive Officer of OFFITBANK, a limited purpose trust company chartered by the New York State Banking Department, since July 1990. Mr. Offit is a Trustee of Johns Hopkins University where he served as Chairman of the Board of Trustees from 1990 through 1996, and a former partner of Salomon Brothers, Inc. He serves as a director of Mercantile Bankshares Corp. (NASDAQ), a bank holding company, and Hasbro Inc. (AMEX), a toy manufacturer.

    Mr. Reilly has served as President and Chief Executive Officer of the Company since June 1989. Mr. Reilly is a certified public accountant.

    Dr. Rowe has served as President and Chief Executive Officer of Mount Sinai-NYU Medical Center and Health System since July 1998, President of the Mount Sinai Hospital from July 1988 to July 1998, and President of the Mount Sinai School of Medicine since July 1988, where he also serves as a Professor of Medicine and Geriatrics. Prior to July 1988, Dr. Rowe was a Professor of Medicine and the founding Director of the Division on Aging at Harvard Medical School and Chief of Gerontology at Boston's Beth Israel Hospital. Dr. Rowe is also a director of the MacArthur Foundation Research Network on Successful Aging and a director of Global Pharmaceutical Corp. (NASDAQ), a manufacturer and marketer of generic prescription pharmaceuticals.

    Mr. Slovin has served as President and a director of MacAndrews & Forbes Holdings Inc. and Revlon Group, Inc., privately held industrial holding companies, since 1985. Mr. Slovin is also a director of Koala Healthcare, Inc. (NASDAQ), a health care services company, Meridian Sports Incorporated (NASDAQ), a watersports company, Infu-Tech, Inc. (NASDAQ), a home health care company, and M&F Worldwide Corp. (NYSE), a manufacturer of licorice extract and flavorings.

COMMITTEES AND MEETINGS

    The Company has an Audit Committee of the Board of Directors consisting of Messrs. Barbanell, Dornbush and Slovin. The primary functions of the Audit Committee are to recommend the appointment of the Company's independent auditors, to review the overall scope of the audit, the Company's financial statements and the independent auditor's report, and to meet with the Company's financial management and its independent auditors to satisfy itself of the adequacy of the Company's internal controls. The Audit Committee held two meetings during fiscal 1998 at which all members of the committee were present.

    The Company has a Compensation Committee of the Board of Directors consisting of Messrs. Dornbush and Hirschfield. The primary functions of the Compensation Committee are the establishment of compensation policies and to consider and make recommendations to the Board concerning compensation to the Company's senior management. The Compensation Committee had several telephonic meetings at which compensation issues were discussed and approved, including a recommendation to the Board of Directors for an increase in compensation and the grant of a non-plan stock option to the Chairman of the Board. Such recommendation was considered and approved by the Board of Directors.

    The Board of Directors of the Company held four meetings during the fiscal year ended July 31, 1998. Except for Messrs. Hirschfield and Offit, both of whom did not attend two of the Board meetings, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Company does not have a nominating committee.

DIRECTOR COMPENSATION

    During fiscal 1998, Directors who were not officers of the Company were paid $500 per meeting attended, plus expenses. Commencing August 1998, non-officer Directors were paid an annual directors' fee of $5,000 and $1,000 per meeting attended, plus expenses. Under the 1991 Directors' Stock Option Plan, directors who are not officers of the Company are automatically granted quarterly options to purchase 500 shares of Common Stock, provided that the director attended any regularly scheduled meeting of the Board, if any, held during such fiscal year quarter. Mr. Dornbush, who is both an officer and director of the Company (and who thereby does not receive said quarterly option grant) is granted a non-plan option to purchase 500 shares of Common Stock for each such meeting attended by Mr. Dornbush. In addition, under the 1991 Directors' Stock Option Plan, all directors are automatically granted annual options to purchase 1,000 shares of Common Stock at the fiscal year end.

    THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                   PROPOSAL 2
               APPROVAL OF THE 1998 DIRECTORS' STOCK OPTION PLAN

    The Board of Directors has adopted, subject to stockholder approval, and recommends the adoption of the proposed 1998 Directors' Stock Option Plan ("Directors' Plan"), under which options may be granted for an aggregate of 200,000 shares of Common Stock on or prior to December 1, 2008. All of the Company's directors are eligible to participate in the Directors' Plan.

    The following description of the Directors' Plan is qualified in its entirety by reference to such Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein. Attention is particularly directed to the description therein of the prices, expiration dates and other material conditions upon which the options may be granted and exercised. No options have been granted to date under the Directors' Plan.

    The Directors' Plan provides for the issuance of up to 200,000 shares of Common Stock to directors of the Company upon the exercise of options granted thereunder. Options granted under the Directors' Plan are not intended to be incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,000 shares of Common Stock on the last business day of the Company's fiscal year, commencing with the fiscal year ending July 31, 2000. In addition, an option to purchase 500 shares of Common Stock will be granted automatically on the last business day of each fiscal quarter, commencing with the quarter ending October 31, 1999, to each director (exclusive of the Chairman of the Board and President of the Company, and any director who is a full-time employee of the Company), provided that the director attended any regularly scheduled meeting of the Board, if any, which was held during such quarter. Each such option grant will be at an exercise price equal to the fair market value of the Common Stock on the date of grant and have a ten-year term (subject to termination three months following the optionee's ceasing to serve as a director of the Company). The fiscal year options will be exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options will be exercisable in full immediately. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the Common Stock. Shares of Common Stock covered by unexercised stock options that expire, terminate, or are cancelled are available for option grant under the Directors' Plan.

    For Federal income tax purposes, directors will realize ordinary income upon exercise of options granted under the Directors' Plan measured by the excess of the fair market value of the shares at the time of exercise over the option price (even though the optionee will have received no cash), and the Company will be entitled to a deduction in the same amount. Any difference between the greater of such market value or option price and the price at which the optionee may subsequently sell the shares will be treated as gain or loss from the sale or disposition of a capital asset.

    The Board of Directors is of the opinion that adoption of the proposed Directors' Plan is in the best interests of the Company in that it will aid the Company in securing and retaining the services of persons having the breadth of professional and business experience who, through their efforts and expertise, can make a significant contribution to the success of the Company's business by serving as members of the Company's Board of Directors. The Board believes that the Directors' Plan will provide an additional incentive for such directors by making it possible to offer them an opportunity to acquire stock of the Company and thereby increase their proprietary interest in the Company's success.

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 DIRECTORS' STOCK OPTION PLAN.

                                   PROPOSAL 3
                          APPROVAL OF AMENDMENT TO THE
                        1997 EMPLOYEE STOCK OPTION PLAN

    In October 1997, the Company adopted the 1997 Employee Stock Option Plan (the "Employee Plan") under which the Company may, from time to time, issue options exercisable for shares of Common Stock. At the time of adoption, 200,000 shares of Common Stock were reserved for issuance under the Employee Plan. The Board of Directors has adopted an amendment to the Employee Plan to increase the number of shares of Common Stock reserved for issuance by 200,000 shares, to 400,000 shares. Adoption of such amendment requires stockholder approval. A copy of the Employee Plan, as currently in effect, is attached hereto as Exhibit B.

    Options granted under the Employee Plan are intended to qualify as ISOs within the meaning of Section 422 of the Code. The Employee Plan is administered in all respects by the Stock Option Committee. The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. Options under the Employee Plan are granted to reward past performance by employees, as an incentive for future performance, and to recruit and retain qualified personnel.

    The option exercise price of options granted under the Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of Common Stock subject to the option at the time of grant, except that in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Holder"), the exercise price for incentive stock options must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by tendering shares of Common Stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to a 10% Holder.

    As of March 29, 1999, options to purchase 194,500 shares were outstanding under the Employee Plan. No shares were issued pursuant to the exercise of options granted under the Employee Plan. With the adoption of the proposed amendment, 205,500 shares would be available for future grants. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the Common Stock. Shares of Common Stock covered by unexercised stock options that expire, terminate, or are cancelled are available for option grant under the Employee Plan.

    The principal United States federal income tax consequences of the issuance and exercise of options, and subsequent stock dispositions, are as follows:

    Although an individual can receive an unlimited number of ISOs during any calendar year, the aggregate fair market value (determined at the time of option grant) of the stock with respect to which ISO's first become exercisable during any calendar year (under all of the Company's stock option plans) cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of such dollar limits. For purposes of computing an optionee's regular tax liability, an optionee will not realize taxable income for federal income tax purposes upon the grant or exercise of an ISO and the Company will not be entitled to a deduction in connection with the grant or the exercise of the option. For purposes of the alternative minimum tax only, stock acquired pursuant to the exercise of an ISO will be subject to the rules applicable to non-ISOs. Thus, in general, the amount by which the fair market value of the option shares at the time of ISO exercise exceeds the option exercise price (the "Option Spread") will be an item of tax preference for purposes of the federal alternative minimum tax and thus the Option Spread may be subject to the alternative minimum tax unless the shares are disposed of in a non-qualifying disposition in the year of exercise. If the Optionee is subject to the alternative minimum tax in the year of the option exercise, the shares purchased upon the exercise of the ISO will generally have a tax basis equal to their fair market value at the time of ISO exercise only for purposes of computing gain or loss on a subsequent disposition of the option shares under the alternative minimum tax. If instead, the Optionee is not subject to the alternative minimum tax in the year of the disposition of his option shares, the shares purchased upon the exercise of an ISO will have a tax basis (for purposes of calculating gain or loss on such disposition under the regular tax) equal to their ISO exercise price. Each Optionee should consult his tax advisor as to the application of the alternative minimum tax to the exercise of ISOs and the disposition of shares acquired thereby.

    Provided that the optionee does not dispose of the shares acquired upon the exercise of an ISO within two years from the date of grant or within one year from the date of exercise, the net gain realized on the sale or other taxable disposition of the shares is subject to tax at capital gains tax rates. If Common Stock acquired pursuant to the exercise of an ISO is disposed of within the two year or one year periods mentioned above, any gain realized by the optionee generally will be taxable at the time of such disposition as (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the ISO is exercised, or (b) the amount realized on such disposition, and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the ISO is exercised. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time such income is recognized. The Company will be required to satisfy any applicable withholding requirements in order to be entitled to a tax deduction.

    If the optionee pays the option exercise price by transferring to the Company shares of its stock, the optionee will generally not recognize any gain or loss with respect to the transfer of such shares, and the optionee will have a tax basis in the shares acquired equal to the amount of cash plus the adjusted tax basis of any shares transferred by such optionee to the Company. (But see the discussion above relating to the alternative minimum tax.) However, if the transferred shares were themselves acquired by the Optionee upon the exercise of an ISO and the transfer of such shares to the Company occurs within the two-year period or the one-year period referred to above, the optionee will generally recognize gain in connection with such transfer to the extent the fair market value of the transferred shares exceeds the tax basis with respect to such shares.

    State and local income tax consequences may, depending on the jurisdiction, differ from the federal income tax consequences of the granting and exercise of an option and any later sale by the Optionee of his option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of options and option stock. Optionees should consult their personal tax advisors with respect to the specific state, local and other tax effects on them of option grants, exercises and stock dispositions.

    The Board of Directors is of the opinion that adoption of the amendment to the Employee Plan is in the best interests of the Company in that it will aid the Company in securing and retaining competent management personnel and other employees by making it possible to offer them an opportunity to acquire stock of the Company and thereby increase their proprietary interest in the Company's success.

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE PLAN.

                                   PROPOSAL 4
                           APPROVAL OF OPTION GRANTS
                            TO CHAIRMAN OF THE BOARD

    The Company has granted to Charles M. Diker, Chairman of the Board and a Director of the Company, non-plan options, each to purchase 50,000 shares of Common Stock (an aggregate of 150,000 shares), on October 15, 1996 (the "1996 Option"), October 15, 1997 (the "1997 Option") and October 30, 1998 (the "1998 Option"). Each of the options (collectively, the "Diker Options") was granted pursuant to an Option Agreement between the Company and Mr. Diker in the form annexed hereto as Exhibit C. The Diker Options each has a ten-year term and is exercisable in three equal annual installments beginning on the date of grant. The exercise prices of the 1996 Option, 1997 Option and 1998 Option are $7.375 per share, $7.00 per share, and $7.75 per share, respectively, each being the fair market value of the shares of Common Stock on the date of grant. The Diker Options, which do not qualify as ISOs, may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of Common Stock having a fair market value equal to the option exercise price.

    The Diker Options were recommended by the Company's Compensation Committee and approved by the Board of Directors based upon the significant services provided by Mr. Diker to the Company. Approval of the Diker Options by the stockholders of the Company is required pursuant to Nasdaq Rule 4310(c)(25)(H)(i), which Rule requires (among other things) stockholder approval of non-plan options to purchase 25,000 or more shares granted to officers or directors of companies with securities listed on NASDAQ. Therefore, the Company proposes that the stockholders approve and ratify the Diker Option.

    THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND RATIFY THE DIKER OPTIONS.

                                   PROPOSAL 5
                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

    The stockholders are asked to consider and approve a proposed amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 7,500,000 shares to 12,000,000 shares. A copy of the resolution to be presented for adoption by the stockholders is annexed hereto as Exhibit D.

    The Company's Certificate of Incorporation, as amended, authorizes the Company to issue up to 7,500,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of March 29, 1999, 4,382,268 shares of Common Stock were issued and outstanding. Additionally, as of that date an aggregate of 868,964 shares of Common Stock were reserved for issuance upon the exercise of options granted or available for grant under the Company's various stock option plans or under stock options individually granted by the Board of Directors.

    If the proposal to increase the authorized number of shares of Common Stock is approved by the stockholders, the additional shares may be issued at such time and on such terms and conditions as the Board of Directors may determine without further approval by the stockholders, subject to applicable provisions of law and the rules of any securities exchange on which shares of the Common Stock are listed for trading.

    To accomplish the proposed increase in the Company's authorized Common Stock, Article FOURTH of the Company's Certificate of Incorporation must be amended as set forth in Exhibit D to this Proxy Statement.

    The Board of Directors considers it desirable to have available for issuance sufficient authorized shares of Common Stock to enable the Company to act without delay if favorable opportunities arise to raise additional equity capital or to acquire companies or products by the issuance of shares of Common Stock and otherwise to be in a position to take various steps requiring the issuance of additional shares of Common Stock (including stock splits or stock dividends) that in the judgment of the Board of Directors are in the best interests of the Company. The Company has no current plans, arrangements or understandings regarding the issuance of any of the additional shares of Common Stock for which authorization is sought and there are no negotiations pending with respect to the issuance thereof for any purpose.

    THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 6
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The firm of Ernst & Young LLP has audited the financial statements of the Company for more than the past five fiscal years. The Board of Directors desires to continue the services of Ernst & Young LLP for the current fiscal year ending July 31, l999. Accordingly, the Board of Directors will recommend to the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of Ernst & Young LLP to audit the financial statements of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP.

                            OWNERSHIP OF SECURITIES

    The following table sets forth stock ownership information as of March 29, 1999 concerning (i) each director and persons nominated to become directors of Cantel, (ii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by Cantel to beneficially own more than five (5%) percent of the outstanding shares of Cantel's Common Stock, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) Cantel's executive officers and directors as a group:

                                                                                        AMOUNT AND
                                                                                         NATURE OF
                                                                                        BENEFICIAL     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNERS               POSITION WITH COMPANY              OWNERSHIP (1)    OF CLASS
---------------------------------------  --------------------------------------------  -------------  -------------
Charles M. Diker.......................  Chairman of the Board and Director                 879,134(2)        19.6
  One New York Plaza
  New York, New York
Alan J. Hirschfield....................  Vice Chairman of the Board and Director            222,333(3)         5.0
  P.O. Box 7443
  Jackson, Wyoming
Robert L. Barbanell....................  Director                                            63,000(4)         1.4
Darwin C. Dornbush.....................  Secretary and Director                              23,180(5)          .5
Morris W. Offit........................  Director                                            55,000(6)         1.2
James P. Reilly........................  President and Chief Executive Officer and          238,314(7)         5.2
  1135 Broad Street                        Director
  Clifton, New Jersey
John W. Rowe, M.D......................  Director                                             7,668(8)          .2
Bruce Slovin...........................  Director                                           161,500(9)         3.7
Richard M. Rumble......................  President and Chief Executive Officer of             8,334(10)          .2
                                           MediVators, Inc.
Craig A. Sheldon.......................  Vice President and Controller                       22,500(11)          .5
William J. Vella.......................  President and Chief Operating Officer of            36,453(12)          .8
                                           Carsen Group Inc.
All officers and directors as a                                                           1,717,416(13)        35.1
  group of 11 persons..................

------------------------

 (1) Unless otherwise noted, Cantel believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

    A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 29, 1999 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 29, 1999 have been exercised.

 (2) Includes 108,501 shares which Mr. Diker may acquire pursuant to stock options. Does not include an aggregate of 519,515 shares owned by (i) Mr. Diker's wife, (ii) certain trusts for the benefit of Mr. Diker's children,
    (iii) certain accounts with Weiss, Peck and Greer, an investment firm of which Mr. Diker is a non-managing principal, over which accounts Mr. Diker exercises investment discretion, (iv) the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, and (v) a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors. Mr. Diker disclaims beneficial ownership as to all of the foregoing shares.

 (3) Includes 26,000 shares which Mr. Hirschfield may acquire pursuant to stock options.

 (4) Includes 38,000 shares which Mr. Barbanell may acquire pursuant to stock options. Does not include 2,500 shares owned by Mr. Barbanell's wife as to which Mr. Barbanell disclaims beneficial ownership.

 (5) Includes 13,500 shares which Mr. Dornbush may acquire pursuant to stock options.

 (6) Includes 23,000 shares which Mr. Offit may acquire pursuant to stock options.

 (7) Includes 211,981 shares which Mr. Reilly may acquire pursuant to stock options.

 (8) Includes 7,668 shares which Dr. Rowe may acquire pursuant to stock options.

 (9) Includes 26,500 shares which Mr. Slovin may acquire pursuant to stock options. Does not include an aggregate of 9,000 shares owned by (i) certain trusts for the benefit of Mr. Slovin's children and (ii) a charitable foundation established by Mr. Slovin. Mr Slovin disclaims beneficial ownership as to all of the foregoing shares.

(10) Includes 8,334 shares which Mr. Rumble may acquire pursuant to stock options.

(11) Includes 22,500 shares which Mr. Sheldon may acquire pursuant to stock options.

(12) Includes 18,750 shares which Mr. Vella may acquire pursuant to stock options.

(13) Includes 504,734 shares which may be acquired pursuant to stock options.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF
  DIRECTORS AND THE STOCK OPTION COMMITTEE

    The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for setting and administering the policies which govern executive compensation. The Committee is currently comprised of two members, both of whom are non-employee directors.

    Executive compensation for the fiscal year ended July 31, 1998 consisted of base salary plus, in certain cases, an incentive bonus when earned. The policy of the Committee, in consultation with the Chairman and the Chief Executive Officer, is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the Company's long-term objectives, and the enhancement of shareholder value.

    Mr. Reilly, the President and Chief Executive Officer of the Company, served the Company pursuant to a written employment agreement from June 1989 through July 1992 and was compensated pursuant to the express terms of such agreement. Although the agreement expired in accordance with its terms, the Compensation Committee has agreed to compensate Mr. Reilly at the same base salary and bonus formula as was in effect during the last year of the agreement. In March 1999, the Board of Directors approved a new Employment Agreement between the Company and Mr. Reilly. See "Employment Agreements" below.

    Long-term incentive compensation policy consists exclusively of the award of stock options under the Company's 1997 Employee Stock Option Plan, non-discretionary annual option grants of 1,000 shares under the Company's 1991 Directors' Stock Option Plan (in the case of officers who serve as directors of the Company) and discretionary non-plan options (in the case of the Chairman).

    The Stock Option Committee under the 1997 Employee Stock Option Plan is responsible for the award of stock options. Two non-employee directors, Darwin
C. Dornbush and Alan J. Hirschfield, currently serve on the Stock Option Committee, which administers the granting of options under said Plans.

                                          Compensation Committee:

                                          Darwin C. Dornbush
                                          Alan J. Hirschfield

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No officer of the Company served on the Company's Compensation Committee during its last fiscal year. Charles M. Diker, Chairman of the Company, and James P. Reilly, President and Chief Executive Officer of the Company, however, participated in deliberations concerning executive compensation, except with respect to their own compensation.

STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Nasdaq Stock Market/U.S. Index and the Nasdaq Non-Financial Index over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market/U.S. and the Nasdaq Non-Financial Index on July 31, 1993, and the reinvestment of all dividends).

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG CANTEL INDUSTRIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX

CANTEL INDS. INC (CNTL)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    CUMULATIVE TOTAL RETURN

                                      CANTEL INDUSTRIES, INC.         NASDAQ STOCK MARKET (U.S)         NASDAQ NON-FINANCIAL
7/93                                                      100                               100                          100
7/94                                                      158                               103                          101
7/95                                                      192                               145                          146
7/96                                                      227                               157                          154
7/97                                                      183                               232                          224
7/98                                                      292                               273                          262

------------------------

* $100 invested on 7/31/93 in stock or index, including reinvestment of dividends, fiscal year ending
    July 31.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth, for the fiscal years ended July 31, 1998, 1997, and 1996, compensation, including salary, bonuses, stock options and certain other compensation, paid by the Company to the Chief Executive Officer and to the other executive officers of the Company who received more than $100,000 in salary and bonus during the fiscal year ended July 31, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                                           LONG-TERM
                                                                                          ANNUAL         COMPENSATION
                                                                                     COMPENSATION(1)       AWARDS(2)
                                                                                   --------------------  -------------
                                                                                    SALARY      BONUS       OPTIONS
NAME AND PRINCIPAL POSITION                                               YEAR        ($)        ($)          (#)
----------------------------------------------------------------------  ---------  ---------  ---------  -------------
Charles M. Diker......................................................       1998    125,000          0       51,000
  Chairman of the Company                                                    1997    100,000          0       51,000
                                                                             1996     83,333          0        1,000

James P. Reilly(3)....................................................       1998    250,000     39,225        1,000
  President and Chief Executive Officer of the Company                       1997    250,000     12,600        1,000
                                                                             1996    250,000          0        1,000

Richard M. Rumble(4)..................................................       1998    125,000     25,000       25,000
  President and Chief Executive Officer of MediVators, Inc.

Craig A. Sheldon......................................................       1998     97,500     15,000        5,000
  Vice President and Controller of the Company                               1997     88,125     10,000        5,000
                                                                             1996     80,625      9,000        5,000

William J. Vella(5)...................................................       1998    133,447     19,000       10,000
  President and Chief Operating Officer of Carsen Group Inc.                 1997    122,060     10,150        6,000
                                                                             1996    118,438      7,360       15,000

------------------------

(1) The Company did not pay or provide other forms of annual compensation (such as perquisites and other personal benefits) to the above-named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.

(2) The Company has no long-term incentive compensation plan other than its 1991 Employee Stock Option Plan, the 1997 Employee Stock Option Plan, the MediVators 1991 Stock Option Plan, the 1991 Directors' Stock Option Plan and the 1998 Directors' Stock Option Plan described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(3) See "Employment Agreements" below.

(4) See "Employment Agreements" below.

(5) Mr. Vella was paid his salary and bonus in Canadian dollars. The dollar amounts above have been translated from Canadian dollars to U.S. dollars based upon an average exchange rate during the fiscal year.

EMPLOYMENT AGREEMENTS

    In March 1999, the Company entered into a four year employment agreement with James P. Reilly (the "Employment Agreement") that is effective as of August 1, 1998. The Employment Agreement provides for (i) an annual base salary of $275,000, subject to annual increases equal to the greater of 5% or a cost of living formula, (ii) annual incentive compensation equal to 6% of the increase in the current fiscal year's pre-tax income over the highest pre-tax income of any prior fiscal year commencing July 31, 1998, subject to adjustment or recalculation on a formula basis if an acquisition of another company occurs during the employment term, (iii) bonuses of $65,000 payable upon each of the execution of the Employment Agreement, August 1, 1999 and August 1, 2000 (subject to his continued employment on such dates), (iv) participation in employee health, insurance and other benefit plans, (v) maintenance by the Company of a life insurance policy on the life of Mr. Reilly in the face amount of $500,000 payable to his designated beneficiary, and (vi) use of a company owned or leased automobile. In addition, Mr. Reilly was granted a stock option under the Company's 1997 Employee Stock Option Plan to purchase 100,000 shares of Common Stock at an exercise price equal to $6.00 (the fair market value of the shares on the date of grant) and having a ten year term. The Employment Agreement provided that if Mr. Reilly's employment is terminated for any reason, including voluntary termination, death, disability or cause, prior to August 1, 1999, he will be entitled to a severance payment of $130,000; if his employment is terminated on or after August 1, 1999 and prior to August 1, 2000, he will be entitled to a severance payment of $65,000. If the Employment Agreement expires and Mr. Reilly's employment is terminated thereafter for any reason, Mr. Reilly will be entitled to a severance payment equal to one year's base salary plus the amount of his bonus for the most recently completed fiscal year (the "Severance Amount"). In the event of a "Change In Control" (as defined in the Employment Agreement), Mr. Reilly has a nine month option to terminate his employment and receive a severance payment on a formula basis based on his average compensation over the previous three years. If such termination is prior to August 1, 1999, severance is 2.5 times such average compensation. After August 1, 1999 such amount is reduced by 2.5% per month, but not below the Severance Amount described above. The Employment Agreement contains a non-competition provision applicable for two years following termination of Mr. Reilly's employment. The Company has the right to terminate the Agreement for death, disability and "cause" (as defined in the Employment Agreement") and Mr. Reilly has the right to terminate the Employment Agreement upon three months' notice.

    Mr. Rumble was employed by MediVators commencing in fiscal 1998. MediVators entered into a an employment agreement with Mr. Rumble that took effect on August 1, 1997 and, as amended, expires on July 31, 2001. Mr. Rumble's employment provides for (i) a base salary of $125,000, subject to annual increases of no less than 5%, (ii) a discretionary bonus based upon factors including the performance of MediVators, with a guaranteed minimum bonus of $25,000 during the initial contract year; (iii) use of a MediVators owned or leased automobile; (iv) MediVators to maintain a life insurance policy on the life of Mr. Rumble in the face amount of $250,000, payable to his designated beneficiary; (v) the Company to grant Mr. Rumble an option to purchase 25,000 shares of Common Stock under the 1991 Employee Stock Option Plan; and (vi) Mr. Rumble to participate in all benefit plans applicable generally to executive officers of MediVators.

STOCK OPTIONS

    The following stock option information is furnished for the fiscal year ended July 31, 1998 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above. Stock options were granted without tandem stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                         % OF TOTAL                                    ANNUAL RATES OF
                                            NUMBER OF      OPTIONS                                       STOCK PRICE
                                             SHARES      GRANTED TO                                    APPRECIATION FOR
                                           UNDERLYING     EMPLOYEES       EXERCISE                    OPTION TERM($)(1)
                                             OPTIONS     DURING THE       PRICE PER     EXPIRATION   --------------------
NAME                                         GRANTED     FISCAL YEAR      SHARE($)         DATE         5%         10%
-----------------------------------------  -----------  -------------  ---------------  -----------  ---------  ---------
Charles M. Diker.........................      50,000(2)        38.3           7.00       10/15/07     570,113    907,810
                                                1,000(3)         0.8           8.75       07/30/08      14,253     22,695
James P. Reilly..........................       1,000(3)         0.8           8.75       07/30/08      14,253     22,695
Richard M. Rumble........................      25,000(4)        19.2           5.50       07/31/02     175,489    221,445
Craig A. Sheldon.........................       5,000(6)         3.8           6.50       02/17/03      41,479     52,342
William J. Vella.........................       6,000(5)         4.6           5.50       07/31/02      42,117     53,147
                                                4,000(6)         3.1           6.50       02/17/03      33,183     41,873

------------------------

(1) Represents the potential value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options.

(2) This option is a non-plan option and vests in three equal annual installments, the first on the date of grant. The exercise price per share of this option is the market value per share on the date of grant.

(3) These options were granted under the Company's 1991 Directors' Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows:
    50% of the total shares covered by the options vest on the first anniversary of the date of grant and the remaining 50% vest on the second anniversary of such date of grant.

(4) This option was granted under the Company's 1991 Employee Stock Option Plan. The exercise price per share of the option is the market value per share on the date of grant. The option is subject to vesting as follows: 33.3% of the total shares covered by the option vest on each of the first three anniversaries of the date of grant.

(5) This option was granted under the Company's 1991 Employee Stock Option Plan. The exercise price per share of the option is the market value per share on the date of grant. The option is subject to vesting as follows: 25% of the total shares covered by the option vest on each of the first four anniversaries of the date of the grant.

(6) These options were granted under the Company's 1997 Employee Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows:
    25% of the total shares covered by the options vest on each of the first four anniversaries of the date of the grant.

OPTION EXERCISE AND HOLDINGS

    The following information is furnished for the fiscal year ended July 31, 1998 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF SHARES                 VALUE OF
                                                                     UNDERLYING UNEXERCISED      UNEXERCISED IN-THE-MONEY
                                         SHARES                        OPTIONS AT 7/31/98         OPTIONS AT 7/31/98 ($)
                                       ACQUIRED ON      VALUE     ----------------------------  ---------------------------
NAME                                   EXERCISE(#)   REALIZED($)  EXERCISABLE  NON-EXERCISABLE  EXERCISABLE NON-EXERCISABLE
------------------------------------  -------------  -----------  -----------  ---------------  ----------  ---------------
Charles M. Diker....................            0             0       58,501         51,499        116,321        82,866
James P. Reilly.....................            0             0      195,315          1,500      1,345,018         1,625
Richard M. Rumble...................            0             0        8,334         16,666         27,089        54,161
Craig A. Sheldon....................            0             0       15,000         15,000         52,344        33,281
William J. Vella....................        2,500        11,875       17,000         21,000         35,563        32,063

STOCK OPTIONS

    An aggregate of 250,000 shares of Common Stock is reserved for issuance or available for grant under the Company's 1991 Employee Stock Option Plan (the "1991 Employee Plan"). Options granted under the 1991 Employee Plan are intended to qualify as ISOs within the meaning of Section 422 of the Code. The 1991 Employee Plan is administered in all respects by a committee composed of at least two non-employee members of the Company's Board of Directors who are designated by the Board (the "Stock Option Committee"). The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the 1991 Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. The option exercise price of options granted under the 1991 Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of Common Stock subject to the option at the time of grant, except that in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Holder"), the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of Common Stock or of options to acquire shares of Common Stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the 1991 Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to a 10% Holder. All options outstanding at July 31, 1998 have a term of five years. At July 31, 1998, options to purchase 170,000 shares of Common Stock at prices between $4.25 and $8.75 per share were outstanding under the 1991 Employee Plan. No additional options will be granted under the 1991 Employee Plan.

    An aggregate of 200,000 shares of Common Stock is currently reserved for issuance or available for grant under the Company's 1997 Employee Stock Option Plan (the "1997 Employee Plan"). Stockholders at the Meeting are being asked to approve an amendment to the 1997 Employee Plan that would increase the number of shares of Common Stock reserved for issuance or available for grant by 200,000 shares, to a total of 400,000 shares. See "Proposal 3--Approval of Amendment to the 1997 Employee Stock Option Plan." Options granted under the 1997 Employee Plan are intended to qualify as ISOs within the meaning of Section 422 of the Code. The 1997 Employee Plan is administered in all respects by the Stock Option Committee. The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the 1997 Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. The option exercise price of options granted under the 1997 Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of Common Stock subject to the option at the time of grant, except that in the case of a 10% Holder, the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of Common Stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the 1997 Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to a 10% Holder. All options outstanding at July 31, 1998, have a term of five years. At July 31, 1998, options to purchase 32,500 shares of Common Stock at prices between $6.50 and $8.75 per share were outstanding under the 1997 Employee Plan, and 167,500 shares were available for grant under the 1997 Employee Plan.

    An aggregate of 200,000 shares of Common Stock is reserved for issuance or available for grant under the Company's 1991 Directors' Stock Option Plan (the "1991 Directors' Plan"). Options granted under the 1991 Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The 1991 Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,000 shares of Common Stock on the last business day of the Company's fiscal year. In addition, an option to purchase 500 shares of Common Stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker, Reilly and Dornbush and any other director who serves as an officer or employee of the Company) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. Each such option grant is at an exercise price equal to the fair market value of the Common Stock on the date of grant and has a ten year term (subject to termination three months following the optionee's ceasing to serve as a director of the Company). Mr. Dornbush, who is both an officer and director of the Company (and who thereby does not receive said quarterly option grant), is granted a non-plan option to purchase 500 shares of Common Stock on the last business day of each fiscal quarter provided that Mr. Dornbush attended any regularly scheduled meeting of the Board, if any, held during such quarter. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options, including the non-plan options issued to Mr. Dornbush, are exercisable in full immediately. At July 31, 1998, options to purchase 141,000 shares of Common Stock at prices between $2.00 and $10.25 per share were outstanding under the 1991 Directors' Plan, and 9,000 shares were available for grant under the 1991 Directors' Plan. Subject to approval of the 1998 Directors' Stock Option Plan, no additional options will be granted under the 1991 Directors' Plan after July 31, 1999. In addition, at July 31, 1998, Mr. Dornbush had non-plan options to purchase an aggregate of 4,000 shares of Common Stock at prices between $5.50 and $8.75 per share.

    An aggregate of 200,000 shares of Common Stock is reserved for issuance or available for grant under the Company's 1998 `Directors' Stock Option Plan. See "Proposal 2--Approval of the Directors' Stock Option Plan" above for a description of the 1998 Directors' Stock Option Plan, which is subject to shareholder approval.

    The Company also has outstanding options granted by MediVators prior to the MediVators merger under the MediVators 1991 Stock Option Plan (the "MediVators Plan") which became fully exercisable as a result of the MediVators merger. At July 31, 1998, options to purchase 32,848 shares of Common Stock at prices between $6.08 and $8.27 per share were outstanding under the MediVators Plan. No additional options will be granted under the MediVators Plan.

    In June 1990, Mr. Reilly was granted a ten year non-plan option to purchase 139,815 shares of Common Stock at an exercise price of $1.75 per share. This option is exercisable in full. In addition, in July 1990, Mr. Reilly was granted a ten year non-plan option to purchase 50,000 shares at an exercise price of $1.875 per share. This option is exercisable in full. See "Employment Agreements" above for description of an option granted to Mr. Reilly in March 1999 under the Company's 1997 Employee Stock Option Plan.

    In December 1994, Mr. Barbanell was granted a five year non-plan option to purchase 25,000 shares of Common Stock at an exercise price of $3.75 per share. This option is currently exercisable in full and expires in December 1999.

    In October 1996, Mr. Diker was granted a ten year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.375 per share. This option is exercisable in three equal annual installments beginning October 1996. In October 1997, Mr. Diker was granted a ten year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.00 per share. This option is exercisable in three equal annual installments beginning October 1997. In October 1998, Mr. Diker was granted a ten-year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.75 per share. This option is exercisable in three equal annual installments beginning October 1998. All three of the option grants to Mr. Diker are subject to shareholder approval at this meeting. See "Proposal 4--Approval of Option Grants to Chairman of the Board."

    In October 1998, Dr. Rowe was granted a ten-year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $8.00 per share. This option is exercisable in three equal annual installments beginning October 1998. In March 1999, Dr. Rowe was granted a ten-year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $6.375 per share. This option is exercisable in three equal annual installments beginning March 1999.

                 SHAREHOLDER PROPOSALS FOR 1999 PROXY STATEMENT

    Shareholder proposals that are intended to be presented at the Company's 1999 annual meeting of stockholders must be received by the Company no later than September 30, 1999 in order to be included in the proxy statement and related materials.

                                   FORM 10-K

    UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO MS. JOANNA
Z. ALBRECHT, CANTEL INDUSTRIES, INC., 1135 BROAD STREET, SUITE 203, CLIFTON, NEW JERSEY 07013-3346.

                            SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for any attendant expenses.

    In order to ensure the presence of a quorum at the Meeting, all stockholders are requested to sign and return promptly the enclosed proxy in the postage paid envelope provided for that purpose. The signing of the proxy will not prevent your attending the meeting and voting in person if you wish to do so.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Darwin C. Dornbush
                                          Secretary

April 1, 1999

                                                                       EXHIBIT A

                       1998 DIRECTORS' STOCK OPTION PLAN
                                       OF
                            CANTEL INDUSTRIES, INC.

         (As adopted by the Board of Directors as of December 2, 1998)

    1. THE PLAN. The 1998 Directors' Stock Option Plan (the "Plan") is intended to strengthen the ability of Cantel Industries, Inc. (the "Corporation") to attract and retain the services of persons having the breadth of professional and business experience who, through their efforts and expertise, can make a significant contribution to the success of the Corporation's business by serving as members of the Corporation's Board of Directors and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through ownership of its Common Stock, par value $.10 per share (the "Stock"). Accordingly, the Company will grant to each director (the "Optionee") an option (the "Option") to purchase shares of Stock on the terms and conditions hereinafter set forth.

    2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 11 hereof, the total number of shares of Stock which may be issued pursuant to Options granted under the Plan shall be 200,000. Such shares of Stock may be, in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") composed of two or more non-employee members of the Board. The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable; provided, however, that the grant of Options under the Plan, the exercise price of such Options and the timing and manner in which such Options become exercisable shall not be subject to discretion by the Board but shall be governed by the terms of the Plan. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final, and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

    4. DIRECTORS ELIGIBLE FOR OPTIONS; GRANT OF OPTIONS.

       1. Each director of the Corporation, whether or not an employee, shall be eligible for Options under this Plan.

       2. Subject to Section 12, an Option to purchase 1,000 shares of Stock shall automatically be granted under the Plan each year on the last business day of the Corporation's fiscal year, commencing with the fiscal year ending July 31, 2000, to each member of the Corporation's Board serving as such on said date. Each Option granted under this subsection B shall be exercisable as to 50% of the number of shares of Stock covered thereby on the first anniversary of the grant of such Option and shall become exercisable for the balance of shares of Stock covered thereby on the second anniversary of the grant of such Option. The exercise price of each Option granted under this subsection B shall be the fair market value (as hereinafter defined) of Stock covered thereby on the date the Option is granted.

       3. Subject to Section 12, an Option to purchase 500 shares of Stock shall be automatically be granted on the last business day of each fiscal quarter, commencing with the quarter ending October 31, 1999, to each member of the Corporation's Board serving as such on said date provided that the member attended any regularly scheduled meeting of the Board, if any, which was held during such quarter (whether in person or by telephonic means). Notwithstanding the foregoing to the contrary, neither Messrs. Diker nor Reilly, nor any member of the Board who is an employee of the Corporation, shall be entitled to receive any quarterly Option grants in accordance with this subsection C. Each Option granted under this subsection C shall be exercisable immediately and the exercise price of each such Option shall be the fair market value (as hereinafter defined) of the Stock covered thereby on the date the Option is granted (the "Determination Date").

       4.  For purposes of this Plan, the fair market value shall be:

           (1) if the Stock is listed on a national stock exchange, the closing price of the Stock on the largest principal securities exchange on the Determination Date, or, if there shall have been no sales on any such exchange on such Determination Date, such closing price on the first date prior to the Determination Date that there was a sale on the exchange; or

           (2) if the Stock is not listed on a national stock exchange, the closing price of the Stock on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"), or, if there shall have been no sales on such Determination Date on the NASDAQ National Market System, such closing price on the first date prior to the Determination Date that there was a sale on the NASDAQ Market system; or

           (3) if the Common Stock is not listed on a securities exchange or the NASDAQ National Market System, the mean of the highest bid and lowest asked prices of the Stock on the Determination Date as quoted in the NASDAQ System; or

           (4) if the Common Stock is not quoted in the NASDAQ System, the mean of the highest bid and lowest asked prices of the Stock on the Determination Date in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

    5. TERM OF PLAN. The Plan shall terminate on, and no Options shall be granted after, December 1, 2008, provided that the Board may at any time terminate the Plan prior thereto.

    6. TERM OF OPTIONS. The term of each Option granted under this Plan shall be for a period of ten years from the date of granting thereof.

    7. EXERCISE OF OPTIONS. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised as to less than 100 shares at any one time (or for the remaining shares then purchasable under the Option, if less than 100 shares). The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof
(i) in cash or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Board) equal to the purchase price of the Stock issuable upon exercise of such Option. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

    8. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the Optionee only by the Optionee.

    9. FORM OF OPTION. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall be in such form as the Board shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan.

    10. TERMINATION OF BOARD MEMBERSHIP. In the event that an Optionee shall cease to be a member of the Board (whether by resignation, death or disability or otherwise), the Options of the Optionee granted pursuant to this Plan shall be exercisable (to the extent that such Options were exercisable at the time of termination of Board membership) at any time prior to the expiration of a period of time not exceeding three months after such termination by the Optionee (or, in the event such termination resulted from the Optionee's death, by the legal representative of the Optionee) and the balance of such Option, if any, shall be cancelled.

    11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares available under the Plan, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the number of shares as to which Options are to be granted to an Optionee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of the Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereof.

    12. STOCKHOLDER APPROVAL. This Plan is subject to, and no Options shall be exercisable hereunder, until the approval of this Plan by the Corporation's stockholders at the next annual meeting of stockholders.

    13. AMENDMENT OF THE PLAN. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of the stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the Corporation's outstanding Stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 11, (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Option exercise price below 100% of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) modify the requirements as to eligibility for participation in the Plan. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

    14. TAXES. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionee upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

                                                                       EXHIBIT B

                        1997 EMPLOYEE STOCK OPTION PLAN
                                       OF
                            CANTEL INDUSTRIES, INC.

           (As adopted by the Board of Directors as of October 16, 1997)

    1. THE PLAN. This 1997 Employee Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Cantel Industries, Inc. (the "Corporation") by specified employees of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

    2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 14 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options, as defined by Section 422 of the Internal Revenue Code ("ISOs"), under the Plan (the "Options") shall be 200,000. Such shares of Stock may be in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") composed of two or more non-employee members of the Board which shall have plenary authority, in its discretion, to determine the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2), the option exercise price (the "Exercise Price") (subject to the provisions of Paragraph 7), the vesting schedule of each option and the other terms of each Option. The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Committee.

    4. EMPLOYEES ELIGIBLE FOR OPTIONS. All employees of the Corporation or its subsidiaries shall be eligible for Options. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

    5. TERM OF PLAN. The Plan shall terminate on, and no Options shall be granted after October 15, 2007 provided that the Committee may at any time terminate the Plan prior thereto.

    6. MAXIMUM OPTION GRANT. With respect to an Option granted to an individual that is intended to qualify as an ISO, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which such Option and all other ISOs granted to the individual (whether under this Plan or under any other stock option plan of the Corporation or any of its subsidiaries) are exercisable for the first time during a calendar year may not exceed $100,000.

    7. EXERCISE PRICE. Each Option shall state the Exercise Price, which shall be, in the case of ISOs, not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Board and shall be (i) the closing price of the Stock on the date of the granting of the Option as reported by

NASDAQ or any quotation reporting organizations, or (ii) if the Stock did not trade on such date, the mean between the high bid and low asked prices.

    8. TERM OF OPTIONS. The term of each Option granted under this Plan shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an ISO granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

    9. EXERCISE OF OPTIONS. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised (a) as to less than 100 shares at any time (or for the remaining shares then purchasable under the Option, if less than 100 shares), (b) prior to the expiration of at least six months from the date of grant except in case of the death or disability of the Optionee and (c) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraphs 12 and 13. The Exercise Price shall be paid in full at the time of the exercise of an Option
(i) in cash or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

    10. NON-TRANSFERABILITY OF OPTIONS. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. The Committee shall have discretionary authority to grant Options which will be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred Option would be subject to all of the same terms and conditions as if such Option had not been transferred.

    11. FORM OF OPTION. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., an ISO ) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

    12. TERMINATION OF EMPLOYMENT. In the event that the employment of an Optionee shall be terminated (otherwise by reason of death), such Option shall be exercisable (to the extent that such Option was exercisable at the time of termination of his employment) at any time prior to the expiration of a period of time not exceeding three months after such termination, but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon an Optionee any right to be continued as an employee of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of an Optionee's employment, provided, however, that a change in an Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or one of its subsidiaries.

    13. DEATH OF OPTIONEE. In the event of the death of an Optionee, any unexercised portion of such Optionee's Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of a period not exceeding three months after his death but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted and only by such person or persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

    14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, splitups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the maximum number of shares as to which Options may be granted to an employee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

    15. SHAREHOLDER AND STOCK EXCHANGE APPROVAL. This Plan is subject to and no Options shall be exercisable hereunder until after the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board.

    16. AMENDMENT OF THE PLAN. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 14), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Exercise Price, in the case of ISOs below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) amend the plan in any respect which would cause such options to no longer qualify for ISO treatment pursuant to the Internal Revenue Code. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

    17. TAXES. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

    18. CODE REFERENCES AND DEFINITIONS. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 425(f) of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of
Section 422 of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

                                                                       EXHIBIT C

    STOCK OPTION AGREEMENT made as of the   th day of October 199 , by and
between CANTEL INDUSTRIES, INC., a Delaware corporation with principal offices located at 1135 Broad Street, Clifton, New Jersey, 07013 (the "Company"), and CHARLES M. DIKER, One New York Plaza, New York, New York 10004 (the "Optionee").

    The Optionee is presently a director and employee of the Company and is hereby granted an option to purchase shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), on the terms and conditions set forth below.

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company hereby grants the Optionee the option to acquire shares of the Common Stock of the Company upon the following terms and conditions:

    1. GRANT OF OPTION.

        (a) The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to 50,000 shares of Common Stock (the "Shares"), to be issued upon the exercise hereof, fully paid and non-assessable, during the following periods:

           (i) 16,667 Shares may be purchased commencing October   , 199 (date
               of grant);

           (ii) an additional 16,667 Shares may be purchased commencing October , 199 (first anniversary of date of grant);

           (iii) and an additional 16,666 Shares may be purchased commencing
               October   , 199 (second anniversary of date of grant).

        (b) The Option granted hereby shall expire and terminate at 5:00 p.m.
    local time in New York, New York on October   , 200 (tenth anniversary of
    date of grant) (the "Expiration Date") at which time the Optionee shall have no further right to purchase any Shares not then purchased.

    2. EXERCISE PRICE. The exercise price of the Option shall be $         per
Share (fair market value on date of grant), and shall be payable in cash or by certified check; provided, however, that in lieu of payment in full in cash or by such check, the exercise price (or balance thereof) may be paid in full or in part by the delivery and transfer to the Company of Common Stock already owned by the Optionee and having a fair market value (as determined by the Board of Directors in its absolute discretion) equal to the cash exercise price (or balance thereof) for the number of Shares as to which the Option is being exercised. The Company shall pay all original issue or transfer taxes on the exercise of the Option.

    3. EXERCISE OF OPTION. The Optionee shall notify the Company by registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which he desires to purchase under the Option, which notice shall be accompanied by payment of the Option exercise price therefor as specified in Paragraph 2 above. As soon as practicable after the receipt of such notice, the Company shall, at its principal office or another mutually convenient location, tender to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee hereunder.

    4. CONDITIONS OF EXERCISE. The Optionee (or his legal representative following the death of the Optionee) shall have the right to exercise the Option only while the Optionee is a director or employee of the Company; provided, however, the Option may be exercised at any time within three (3) months after the date the Optionee ceases to be a director or employee, but only to the extent that it was exercisable upon such date of termination and in no event after the Expiration Date.

    5. NON-ASSIGNABILITY OF OPTION. The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein, otherwise than by will or the laws of descent and distribution and, except as provided in Paragraph 4 hereof, the Option shall be exercisable only by the Optionee.

    6. THE SHARES AS INVESTMENT. By accepting the Option, the Optionee agrees for himself, his heirs and legatees that any and all Shares purchased upon the exercise thereof shall be acquired for investment and not for distribution, and upon the issuance of any or all of the Shares subject to the Option, the Optionee, or his heirs or legatees receiving such Shares, shall deliver to the Company a representation in writing that such Shares are being acquired in good faith for investment and not for distribution. The Company may place a "stop transfer" order with respect to such Shares with its transfer agent and may place an appropriate restrictive legend on the certificate(s) evidencing such Shares.

    7. RESTRICTION OF ISSUANCE OF SHARES. The Optionee shall, if so requested by the Company, represent and agree, in writing and in such form as the Company shall determine, that any securities purchased by the Optionee upon the exercise of this Option are being purchased for investment and not with a view to the distribution thereof, and shall make such other or additional representations and agreements and furnish such information as the Company may in its reasonable discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with provisions of the Securities Act of 1933 and any other applicable legal requirements. If at any time the Company shall reasonably determine that the listing, registration or qualification of the Shares subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, are necessary or desirable in connection with the issuance or purchase of the Shares subject thereto, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Optionee shall have no rights against the Company if this Option is not exercisable by virtue of the foregoing provision. The certificate representing any securities issued pursuant to the exercise of this Option may, at the discretion of the Company, bear a legend in substantially the following form:

    "The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective Registration Statement for the securities under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the securities or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend."

    8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

    (a) In the event of changes in the outstanding Shares by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combination, exchanges of shares, separations, reorganizations, liquidations and the like, the number and class of Shares or the amount of cash or other assets or securities available upon the exercise of the Option and the exercise price thereof shall be correspondingly adjusted by the Company, to the end that the Optionee's proportionate interest in the Company, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event.

    (b) Any adjustment in the number of Shares shall apply proportionately to only the then unexercised portion of the Option. If fractional Shares would result from any such adjustment, the adjustment shall be revised to the next higher whole number.

    (c) In case the Company is merged or consolidated with another corporation, or the property or shares of the Company are acquired by another corporation, or the Optionee is discharged other than for cause, the exercise schedule set forth in paragraph 1 above shall be waived and all options for the entire

50,000 shares of the Company's Common Stock shall be immediately exercisable by the Optionee pursuant to paragraph 3 above.

    For purposes of this paragraph (c), merger or consolidation with another corporation or acquisition by another corporation shall be defined as the acquisition by another corporation of more than forty percent (40%) of any of the then outstanding stock, voting power, or assets of the Company.

    9. NO RIGHTS AS SHAREHOLDERS. The Optionee shall have no rights as a shareholder in respect of the Shares as to which the Option shall not have been exercised and payment made as herein provided.

    10. BINDING EFFECT. Except as herein otherwise expressly provided, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives and assigns.

    11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within the State of New Jersey.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                               CANTEL INDUSTRIES, INC.

                                               By:
-------------------------------------------    -------------------------------------------
Charles M. Diker                               James P. Reilly, President

                                                                       EXHIBIT D

    RESOLVED, that the first paragraph of Article FOURTH of the Company's Certificate of Incorporation be amended to read as follows:

        "FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Thirteen Million (13,000,000), of which Twelve Million (12,000,000) shall be shares of Common Stock, par value $.10 per share, and One Million (1,000,000) shall be shares of Preferred Stock, par value $1.00 per share, and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are as follows:"

                            CANTEL INDUSTRIES, INC.
         PROXY--FOR THE ANNUAL MEETING OF STOCKHOLDERS--APRIL 27, 1999

    The undersigned stockholder of CANTEL INDUSTRIES, INC., revoking any previous proxy for such stock, hereby appoints James P. Reilly and Darwin C. Dornbush, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of CANTEL INDUSTRIES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 27, 1999 at 10:00 a.m. at The Harmonie Club, 4 East 60th Street, New York, New York, and any adjournments thereof on all matters coming before said meeting, or at any adjournments thereof:

(1) ELECTION OF DIRECTORS
   NOMINEES FOR TERMS EXPIRING AT 2001 ANNUAL MEETING OF STOCKHOLDERS:

   Charles M. Diker, Alan J. Hirschfield and Bruce Slovin
    FOR ALL NOMINEES  / /                                                                                    WITHHOLD AUTHORITY  / /

    To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above.

(2) TO APPROVE THE 1998 DIRECTORS' STOCK OPTION PLAN.
    FOR / /                                                            AGAINST
/ /                                                            ABSTAIN / /

(3) TO AMEND THE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE AND AVAILABLE FOR
    GRANT THEREUNDER.
    FOR / /                                                            AGAINST
/ /                                                            ABSTAIN / /

(4) TO APPROVE AND RATIFY THREE STOCK OPTIONS GRANTED TO THE COMPANY'S CHAIRMAN OF THE BOARD.
    FOR / /                                                            AGAINST
/ /                                                            ABSTAIN / /

(5) TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF THE COMPANY'S COMMON STOCK.
    FOR / /                                                            AGAINST
/ /                                                            ABSTAIN / /

(6) TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR ENDING JULY 31,
    1999.
    FOR / /                                                            AGAINST
/ /                                                            ABSTAIN / /

(7) IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    Unless a contrary direction is indicated, the shares represented by this proxy will be voted for all nominees for directors named in the proxy statement enclosed herewith and for Proposals 2, 3, 4, 5 and 6; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.

    PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND.

                                                                                                  DATED:
                                                                                                             SIGNATURE(S)

                                                                                                  NOTE:  IF SIGNING FOR ESTATES,
                                                                                                    TRUSTS OR CORPORATIONS, TITLE OR
                                                                                                         CAPACITY SHOULD BE STATED.
                                                                                                         IF SHARES ARE HELD JOINTLY,
                                                                                                         EACH HOLDER SHOULD SIGN.

                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS